Exhibit 99.1

                              [Company Letterhead]

                                 March 20, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza

Washington, DC  20549

         Re:      CONFIRMATION OF ARTHUR ANDERSEN REPRESENTATIONS

      This letter confirms that Arch Wireless Communications, Inc. has received from Arthur Andersen LLP, the independent public accountant engaged by the company to examine the company's financial statements that are included in the Form 10-K to which this letter is filed as an exhibit, a representation letter addressed to the company and stating that:

      o the audit conducted by Andersen was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and

      o there was appropriate continuity of Andersen personnel working on audits, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                Very truly yours,

                                ARCH WIRELESS COMMUNICATIONS, INC.


                                By: /S/ J. ROY POTTLE
                                   -----------------------
                                   Name: J. Roy Pottle
                                   Title:  Executive Vice President and
                                           Chief Financial Officer